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                                                                      Exhibit 99

                       [KPMG Peat Marwick LLP Letterhead]


                               Form 10-Q, Part II
                                     Item 6
                                   Exhibit 99


                       INDEPENDENT AUDITORS' REVIEW REPORT
                       -----------------------------------



The Board of Directors
The Tranzonic Companies:

We have reviewed the condensed consolidated balance sheet of The Tranzonic Companies and subsidiaries as of August 31, 1997, and the related condensed consolidated statements of earnings for the six- and three-month periods ended August 31, 1997 and 1996, and cash flows for the six-month periods ended August 31, 1997 and 1996. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical review procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of The Tranzonic Companies and subsidiaries as of February 28, 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated March 31, 1997, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of February 28, 1997, is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


KPMG Peat Marwick LLP

/s/ KPMG Peat Marwick LLP


September 25, 1997